EXHIBIT 99.1

                           JOINT FILING AGREEMENT
                           ----------------------

The undersigned agree that the foregoing Statement on Schedule 13G is being filed with the Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Dated:  August 7, 2001

                                    WHIPPOORWILL ASSOCIATES, INC.
                                    By  /s/ Shelley F. Greenhaus
                                      ------------------------------------
                                    Name:   Shelley F. Greenhaus
                                            -----------------
                                    Title:  Managing Director


                                    VEGA PARTNERS III, L.P.
                                    By:  Whippoorwill Partners, L.P.,
                                    its general partner
                                    By:  Whippoorwill Associates, Inc.,
                                    its general partner
                                    By  /s/ Shelley F. Greenhaus
                                      ------------------------------------
                                    Name:   Shelley F. Greenhaus
                                            -----------------
                                    Title:  Managing Director